ASSIGNMENT OF
                      PERMITS AND WARRANTIES


          Towle Real Estate Company, as Receiver, with an address of 5001 West 80th Street, Suite 580, Bloomington, Minnesota 55437 ("Assignor") in consideration of Ten Dollars ($10.00) and other good and valuable consideration, receipt whereof is hereby acknowledged, in hand paid by Angeles Partners 16, a California limited partnership, with an address of One Insignia Financial Plaza, P.O. Box 1089, Greenville, S.C. 29602 ("Assignee") hereby assigns unto Assignee its successors and assigns:

          All of Assignor's right, title and interest in and to all assignable permits and warranties and all renewals, modifications and amendments thereof which concern the maintenance and/or operation of the parcel of land, together with the buildings and improvements erected thereon, situate, lying and being in the City of St. Paul, Ramsey County, Minnesota, commonly known as bounded and described as more particularly set forth in Exhibit A annexed hereto and made a part hereof (collectively, the "Premises"), subject to the covenants, conditions and provisions also mentioned in each of the said permits and Warranties.

          IN WITNESS WHEREOF, this Assignment of Permits and Warranties has been duly signed and sealed by the parties hereto as of the 12th day of June, 1995.


                              TOWLE REAL ESTATE COMPANY,
                              as Receiver



                              By: /s/ Pat Skinner
                                  Its: Property Manager

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                                                   EXHIBIT A

                       Property Description



Tract One:

Lot 1, Block 1, KOSY'S CORNERS, according to the recorded plat thereof.




Tract Two:

Easement contained in access and mutual driveway easement agreement filed January 17, 1986, as Document No. 2297822 in the office of the County Recorder, in and for Ramsey County, Minnesota.

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                            EXHIBIT B


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